                                                                 EXHIBIT (A)(5)

                              RUBY TUESDAY, INC.

                       OFFER TO PURCHASE FOR CASH UP TO
                     1,000,000 SHARES OF ITS COMMON STOCK
                     AT A PURCHASE PRICE NOT IN EXCESS OF
                     $22.00 NOR LESS THAN $20.00 PER SHARE

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated May 2, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Ruby Tuesday, Inc., a Georgia corporation (the "Company"), to purchase for cash up to 1,000,000 Shares of its Common Stock, $0.01 par value per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") pursuant to the Rights Agreement between the Company and AmSouth Bank of Alabama (together, the Common Stock and the Rights are referred to as the "Shares") at a price (in multiples of $.125), not in excess of $22.00 nor less than $20.00 per Share, and on the terms and subject to the conditions of the Offer.

  The Company will determine a single per Share price (not in excess of $22.00 nor less than $20.00 per Share) that it will pay for the Shares properly tendered pursuant to the Offer (the "Purchase Price") taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will purchase up to 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) pursuant to the Offer. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or conditional tenders. See Section 1 of the Offer to Purchase.

  We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

  We call your attention to the following:

    1. You may tender Shares at prices (in multiples of $.125) not in excess of $22.00 nor less than $20.00 per Share, as indicated in the attached instruction form.

    2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions. See Section 5 of the Offer to Purchase.

    3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 2, 1997, unless the Company extends the Offer.

    4. The Offer is for up to 1,000,000 Shares, constituting approximately 5.7% of the Shares outstanding as of April 28, 1997.

    5. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

    6. If you own beneficially, on the date of tender, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the expiration of the Offer and check the box captioned "Odd Lots" in the attached instruction form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered at or below the Purchase Price.

    7. If you are the beneficial owner of Shares that you do not want to be subject to proration, if any, if purchased pursuant to the Offer, you may direct us to tender such Shares on your behalf subject to the condition that at least a designated minimum or none of such Shares be purchased, by completing the box captioned "Conditional Tenders." It is the beneficial owner's responsibility to determine the minimum number of Shares to be tendered. BENEFICIAL OWNERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECTS OF PRORATION OF THE OFFER AND THE ADVISABILITY OF DIRECTING US TO MAKE A CONDITIONAL OFFER.

    8. Please instruct us clearly if you wish to tender some Shares at one price and other Shares at another price. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 2, 1997, UNLESS THE COMPANY EXTENDS THE OFFER.

  As described in Section 1 of the Offer to Purchase, if by the Expiration Date a greater number of Shares are properly tendered at or below the Purchase Price than the Company will accept for purchase, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

    (a) first, all Shares properly tendered at or below the Purchase Price by the Expiration Date by any shareholder who, on the date of tender, beneficially owns an aggregate of fewer than 100 Shares and who:

      (1) tenders all Shares beneficially owned by such shareholder at or below the Purchase Price (partial tenders will not qualify for this preference); and

      (2) instructs us to complete the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery;

    (b) second, after purchase of all of the above Shares, all other Shares properly and unconditionally tendered at or below the Purchase Price by the Expiration Date on a pro rata basis (with adjustments to avoid purchases of fractional Shares); and

    (c) third, after purchase of all of the above Shares, Shares conditionally tendered at or below the Purchase Price by the Expiration Date selected by lot as is more fully described in the Offer to Purchase.

  THE COMPANY IS NOT MAKING THE OFFER TO, NOR WILL ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES IN ANY JURISDICTION IN WHICH THE OFFER OR ITS ACCEPTANCE WOULD VIOLATE THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON THE COMPANY'S BEHALF BY A REGISTERED BROKER OR DEALER LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                                 INSTRUCTIONS
                  WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                    UP TO 1,000,000 SHARES OF COMMON STOCK
                                      OF
                              RUBY TUESDAY, INC.
                     AT A PURCHASE PRICE NOT IN EXCESS OF
                     $22.00 NOR LESS THAN $20.00 PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 2, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Ruby Tuesday, Inc., a Georgia corporation (the "Company"), to purchase for cash up to 1,000,000 Shares of its Common Stock, $0.01 par value per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") pursuant to the Rights Agreement between the Company and AmSouth Bank of Alabama (together, the Common Stock and the Rights are referred to as the "Shares") at a price (in multiples of $.125), not in excess of $22.00 nor less than $20.00 per Share, on the terms and subject to the conditions of the Offer.

  The Company will determine a single per Share price (not in excess of $22.00 nor less than $20.00 per Share) that it will pay for the Shares properly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will purchase up to 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) pursuant to the Offer.

  The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares for the account of the undersigned, at the price per Share indicated below, and subject to the condition, if any, indicated in the box marked "Conditional Tender," below, upon the terms of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price, Shares not purchased because of proration and Shares not purchased because they were conditionally tendered.

  Aggregate number of Shares to be tendered by you for us:***__________________

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                              CHECK ONLY ONE BOX

            [_] $20.00   [_] $21.125
            [_] $20.125  [_] $21.25
            [_] $20.25   [_] $21.375
            [_] $20.375  [_] $21.50
            [_] $20.50   [_] $21.625
            [_] $20.625  [_] $21.75
            [_] $20.75   [_] $21.875
            [_] $20.875  [_] $22.00
            [_] $21.00

[_] CONDITIONAL TENDER                    [_] ODD LOTS


UNLESS THIS BOX HAS BEEN COMPLETED        By checking this box, the
AND A MINIMUM SPECIFIED, THE TENDER       undersigned represents that the
WILL BE DEEMED UNCONDITIONAL (SEE         undersigned, as of the date of
SECTIONS 1 AND 2 OF THE OFFER TO          tender, beneficially owns an
PURCHASE).                                aggregate of fewer than 100 Shares
                                          and is instructing the holder to
                                          tender all such shares.

Minimum number of Shares that must
be purchased if any are purchased:

  Shares

                                 SIGNATURE BOX

Signature(s)___________________________________________________________________

Dated__________________________________________________________________________

Name(s) and Address(es) (Please Print)_________________________________________

Area Code and Telephone Number_________________________________________________

Taxpayer Identification or Social Security Number_____________________________
--------
*** Unless otherwise indicated, it will be assumed that all of the Shares held for the account of the undersigned are to be tendered.

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